EXHIBIT 10.2

Amendment to Non-Employee Director Compensation

The Board of Directors of Continental Airlines, Inc. adopted a resolution amending the company's compensation arrangements with respect to its non-employee directors effective September 6, 2006. The amendment provides that members of our Board of Directors who are not full-time employees of Continental Airlines, Inc. will receive $2,500 to compensate them for their time spent on orientation matters in connection with their first election to the Board of Directors or their appointment to a committee of the Board on which they have not recently served.